Exhibit 99.1

Equitrans Midstream to Acquire 100% Ownership of EQGP

through Negotiated Purchases and Limited Call Right

Commencement of Structure Simplification Plans, Including Elimination of IDRs

PITTSBURGH, PA (November 30, 2018) — Equitrans Midstream Corporation (NYSE: ETRN) today announced that it has entered into definitive purchase agreements with certain unitholders of EQGP Holdings, LP (NYSE: EQGP) to acquire limited partner interests in EQGP (EQGP Common Units) for $20.00 per unit in cash (Private Purchases), which is a 17.5% premium to the EQGP closing market price as of November 29, 2018. The Private Purchases are expected to close on or about December 31, 2018, after which ETRN and its affiliates will own more than 95% of the outstanding EQGP Common Units.

Upon closing of the Private Purchases, ETRN intends to exercise the Limited Call Right under EQGP’s partnership agreement to acquire all remaining EQGP Common Units not then owned by ETRN and its affiliates. If the Limited Call Right is exercised, the remaining holders of EQGP Common Units will receive at least the same cash price per unit that will be paid in the Private Purchases. The Limited Call Right is expected to close in January 2019 and will be a taxable transaction for EQGP unitholders.

ETRN intends to use the cash proceeds from a newly issued Term Loan B to finance the Private Purchases and the purchases pursuant to the Limited Call Right. ETRN has secured committed financing in support of these purchases.

ETRN also announced that it has made a proposal to EQM Midstream Partners, LP (NYSE: EQM) for the exchange of its incentive distribution rights (IDR) and the economic general partner interest in EQM for 95 million units in EQM and a non-economic general partner interest in EQM, subject to the closing of the Private Purchases and completion of the Limited Call Right (Proposed IDR Transaction). ETRN expects that a portion of the units received will be in the form of Payment-In-Kind Units (PIK Units). The PIK Units would receive distributions in the form of additional PIK Units and would convert on a one-to-one basis into common units representing limited partner interests in EQM at a date to be determined. Final terms of the Proposed IDR Transaction are subject to negotiation with the board of directors of EQM’s general partner or its conflicts committee (EQM Conflicts Committee), and assuming an agreement is reached, ETRN expects that the Proposed IDR Transaction would close in the first quarter of 2019.

Upon completion of the Private Purchases, the Limited Call Right, and the Proposed IDR Transaction, ETRN will have accomplished a full simplification of EQGP and EQM, resulting in a projected 61% ownership of EQM. Additionally, EQM will be the only publicly traded partnership under ETRN and is expected to benefit from the elimination of the IDR burden, as well as stronger coverage and balance sheet metrics.

“Today’s announcement demonstrates our commitment to addressing the IDR overhang in a timely manner and executing transactions that provide significant benefits for all stakeholders,” said Thomas F. Karam, chief executive officer of ETRN, EQGP, and EQM. “Executing on these transactions clears the way for a stable EQM, with 6% to 8% annual distribution growth; and is a strong, strategic starting point for ETRN to grow the annual dividend over the long-term by 8% to 10%.”

EQM Highlights

•                  The proposed transactions would not result in a distribution cut for EQM unitholders

•                  Targeting 6% — 8% annual distribution growth beginning in 2019

•                  2019 distribution coverage in excess of 1.0x

•                  Long-term distribution coverage target in excess of 1.2x beginning in 2020

•                  Long-term debt to EBITDA target of 3.5x — 4.0x beginning in 2020

•                  PIK Units will provide balance sheet and coverage support

•                  Improves cost of capital

•                  No equity issuance is required to fund capital projects for the next several years

•                  Reduces corporate overhead associated with the elimination of a publicly traded entity

Approvals

ETRN expects that the EQM Conflicts Committee will review the Proposed IDR Transaction. Unitholder voting is not required in connection with the Private Purchases, the exercise of the Limited Call Right, or the Proposed IDR Transaction.

Advisors

Guggenheim Securities, LLC and Goldman Sachs & Co. LLC acted as financial advisors to ETRN. Both advisors also provided committed financing in support of the Private Purchases and the exercise of the Limited Call Right. Baker Botts L.L.P. acted as legal counsel to ETRN.

About Equitrans Midstream Corporation

Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy and strives to provide a rewarding workplace and enrich the communities where its employees live and work. ETRN owns the general partner interest and a 91.3% limited partner interest in EQGP Holdings, LP (NYSE: EQGP) and a 12.7% limited partner interest in EQM Midstream Partners, LP (NYSE: EQM). EQGP owns the general partner interest, all of the incentive distribution rights, and a 17.9% limited partner interest in EQM.

For more information on Equitrans Midstream Corporation, visit www.equitransmidstream.com

About EQM Midstream Partners

EQM Midstream Partners, LP (EQM) is a growth-oriented limited partnership formed to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As the third largest gatherer of natural gas in the United States, EQM provides midstream services to producers, utilities, and other customers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC-regulated interstate pipelines and approximately 2,130 miles of high- and low-pressure gathering lines.

For more information on EQM Midstream Partners, LP, visit www.eqm-midstreampartners.com

About EQGP Holdings

EQGP Holdings, LP (EQGP) is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQM Midstream Partners, LP. Equitrans Midstream Corporation owns the general partner interest and a 91.3% limited partner interest in EQGP.

For more information on EQGP Holdings, LP, visit www.eqm-midstreampartners.com

Cautionary Statements

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expected exercise of the Limited Call Right and closing of the Private Purchases, the Limited Call Right, and the Proposed IDR Transaction; the expectations regarding the review by the EQM conflicts committee of the Proposed IDR Transaction; whether the transactions will provide stability and enhanced long-term growth for ETRN and EQM equity holders; the benefits of PIK Units; the expected growth rates for ETRN dividends and EQM distributions; liquidity and financing requirements, including funding sources and availability; projected coverage ratio and leverage; and the expected terms of the Proposed IDR Transaction and ultimate EQM ownership by ETRN. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those risks discussed in ETRN’s Registration Statement on Form 10 and other filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and ETRN does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQGP and its subsidiaries, including EQM, is derived from publicly available information published by the partnerships.

Analyst/Investor inquiries:

Nate Tetlow

Vice President, Corporate Development and Investor Relations

412-553-5834

ntetlow@equitransmidstream.com

Media inquiries:

Natalie A. Cox

Director, Corporate Communications

412-395-3941

ncox@equitransmidstream.com

NON-GAAP DISCLOSURES

As used in this news release, EBITDA means net income attributable to EQM plus net interest expense, depreciation, amortization of intangible assets, payments on EQM’s preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense and transaction costs less equity income, AFUDC - equity and adjusted EBITDA of assets prior to acquisition. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of ETRN’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•                  EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or financing methods;

•                  the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders, including EQGP and ETRN;

•                  EQM’s ability to incur and service debt and fund capital expenditures; and

•                  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

ETRN believes that EQM adjusted EBITDA provides useful information to investors in assessing ETRN’s results of operations and financial condition. EQM adjusted EBITDA should not be considered as an alternative to EQM net income, operating income or any other measure of financial performance presented in accordance with GAAP. EQM adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EQM adjusted EBITDA may be defined differently by other companies in its industry, ETRN’s definition of EQM adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures.

Source: Equitrans Midstream Corporation